UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 31, 2003



                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                     000-19370              41-1503914
 (State or other jurisdiction of        (Commission          (I.R.S. Employer
  incorporation or organization)        File Number)         Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 12.   Results of Operations and Financial Condition

           The following information is being furnished under Item 12, Results of Operations and Financial Condition. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. On July 31, 2003, Curative Health Services, Inc. issued a press release, attached hereto as
           Exhibit 99.1, to report its results of operations and financial condition for the completed fiscal quarter ended June 30, 2003.


Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                CURATIVE HEALTH SERVICES, INC.


Date:  July 31, 2003            By:  /s/ Thomas Axmacher
                                         -----------------------
                                         Thomas Axmacher
                                         Chief Financial Officer

                                                                Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact:
     Scott Eckstein
     Investor Relations
     Curative Health Services
     631-232-7044
     seckstein@curativehealth.com


          CURATIVE HEALTH SERVICES REPORTS SECOND QUARTER 2003 RESULTS


                    Second Quarter Revenues of $44.7 Million,

                       GAAP Net Income Per Share of $0.26,

              Results Include charges of $0.04 Per Share Related to

     Refinancing of Credit Facility and a Corporate Structure Reorganization

Hauppauge, New York - July 31, 2003 - Curative Health Services, Inc., (Nasdaq:
CURE), announced today second quarter financial results for the period ended June 30, 2003. Total revenues for the second quarter were $44.7 million, compared with $31.9 million reported in the second quarter of 2002, an increase of 40.0%. GAAP net income was $3.5 million or $0.26 per diluted share, compared with GAAP net income of $2.8 million, or $0.23 per diluted share, for the second quarter of 2002. Adjusted net income for the second quarter was $4.0 million or $0.30 per diluted share. The adjusted second quarter 2003 results add back to GAAP net income after tax charges of $0.4 million ($0.6 million pre-tax), or $0.03 per diluted share after tax, associated with terminating the Company's previous credit facility upon entering into a new $40 million senior secured credit facility with GE Healthcare Financial Services during the second quarter and after tax costs incurred by the Company of approximately $0.1 million ($0.2 million pre-tax), or $0.01 per diluted share related to a proposed corporate structure reorganization. Management believes these adjustments are necessary to better present the underlying business operating results.

Total revenues for the six months ended June 30, 2003 were $102.7 million. GAAP net income was $6.9 million or $0.51 per diluted share. Adjusted net income for the six months ended June 30, 2003 was $9.1 million or $0.66 per diluted share. The adjusted six month results add back to net income the charges taken during the second quarter relating to termination of the prior credit facility and to the proposed corporate structure reorganization, as well as after tax charges of $1.0 million ($1.6 million pre-tax), or $0.07 per diluted share after tax, associated with the consolidation of the Company's Specialty Pharmacy Services operations and $0.7 million after tax ($1.1 million pre-tax), or $0.05 per diluted share after tax of charges associated with settlements, including severance agreements, with former executives terminated in March 2002, that were recorded in the first quarter of 2003.

                                     (more)

"Our strategy is to combine thoughtful acquisitions with organic growth initiatives to build a highly profitable specialty pharmacy over the next several years. This quarter we saw several key accomplishments," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer. "We are particularly pleased with our new status as a preferred distributor for Synagis(R) by MedImmune. This is an important distinction that we believe demonstrates the high level of value our services provide to our customers in the distribution of Synagis(R) and our other therapy lines. Moreover, we believe it validates our strategy of making important commitments to specific therapies and building on this capital commitment with internal marketing resources to achieve organic growth in our acquired businesses."

Highlights for the second quarter of 2003 included:

o The acquisition of the specialty pharmacy business of Prescription City, Inc. for a total consideration of approximately $17.5 million. Also during the quarter, the Company acquired the assets and specialty pharmacy business of All Care Inc., a Louisiana-based Synagis(R) pharmacy for $2.0 million.

o Curative completed a new $40 million senior secured credit facility with GE Healthcare Financial Services. This new credit facility, which replaced the Company's previously existing line of credit, matures on July 15, 2007.

o The Company was chosen by MedImmune, Inc. as one of a select group of national home health care providers of Synagis(R). Curative has also been selected by MedImmune as a preferred regional specialty pharmaceutical distributor for Synagis(R).

o In the Wound Care business, the Company signed four new multi-year contracts to manage acute care hospital Wound Care Center(R) programs and had one contract terminated. Additionally, the Company has signed one multi-year contract thus far in the third quarter.


Third Quarter, Fiscal 2003 and Fiscal 2004 Guidance

For the full year 2003, the Company now expects revenues to be in the range of $232-$241 million and GAAP net income per diluted share to be in the $1.31-$1.37 range. For the full year 2003, the Company expects adjusted net income per diluted share to be in the $1.46-$1.52 range. This adjusted net income per diluted share guidance excludes costs of $0.12 per diluted share the Company recorded in the first quarter 2003 relating to the consolidation of the Company's Specialty Pharmacy Services operations and charges associated with the settlements, including severance agreements, with former executives terminated in March, 2002 as well as costs of $0.04 per diluted share recorded in the second quarter 2003 related to terminating our existing credit facility and a proposed corporate structure reorganization. For the third quarter of 2003, Curative anticipates revenues in the range of approximately $48-$50 million and GAAP net income per diluted share in the range of $0.29-$0.31. For the fourth quarter 2003, the Company expects revenues of approximately $82-$88 million and GAAP net income of approximately $0.50-$0.54 per diluted share.

                                     (more)

For 2004, the Company anticipates revenues of approximately $300-$320 million and earnings per diluted share to be in the range of $1.75-$1.85. Revenues for Specialty Pharmacy are expected to be in the $270-$290 million range and revenues for Specialty Healthcare Services are expected to be approximately $30 million. Specialty Pharmacy Services revenue growth is expected from both organic growth as the result of the Company's expanded sales force, as well as having acquisitions completed during the first six months of 2003 included for a full year in 2004.

The Company will host a conference call to discuss the Company's second quarter 2003 financial results, recent developments, business strategy and outlook on Thursday, July 31, 2003, at 11:00 a.m. Eastern Time. To participate in the conference call, dial 1-800-915-4836 approximately 10 minutes prior to the scheduled start time.

If you are unable to participate, a digital replay of the call will be available from Thursday, July 31, 2003 at 1:00 p.m. Eastern Time until 12:00 a.m. Eastern Time on August 7, 2003 by dialing 1-800-428-6051 with passcode # 300459. The live broadcast of Curative's quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com, and on www.companyboardroom.com. An online replay will be available shortly after the call at those sites.

About Curative Health Services

Curative Health Services, Inc., through its two business units, Specialty Pharmacy Services and Specialty Healthcare Services, seeks to deliver high-quality results and exceptional patient satisfaction for patients experiencing serious or chronic medical conditions.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states including Hemophilia, Immune System Disorders, Respiratory Syncytial Virus (RSV), Multiple Sclerosis, Rheumatoid Arthritis and Cancer.

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 375,000 patients.

                  For more information, visit www.curative.com.

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Healthcare Services or Specialty Pharmacy Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, for further discussion of these and other factors that could affect future results.

                                 (Tables Follow)

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Condensed Consolidated Statements of Operations
-----------------------------------------------
(In thousands, except for per share data)

                                                            (Unaudited)                (Unaudited)
                                                         Three Months Ended          Six Months Ended
                                                              June 30,                   June 30,
                                                         2003         2002          2003          2002
                                                      ----------------------     ------------------------------
Revenues                                              $ 44,689      $ 31,920     $ 102,709      $ 54,684
Costs and expenses:
   Cost of product sales and services                   28,550        20,444        69,415        34,701
   Selling, general & administrative                     8,950         6,610        17,295        11,533
   Costs of credit facility termination and
    corporate structure reorganization                     826             -           826             -
   Costs of pharmacy consolidation and executive
    terminations                                             -             -         2,713             -
                                                        ------        ------       -------        ------
     Total costs and expenses                           38,326        27,054        90,249        46,234
                                                        ------        ------       -------        ------
Income from operations                                   6,363         4,866        12,460         8,450

Interest income                                              2            17             4            53
Interest expense                                           525           145         1,012           282
                                                        ------        ------       -------        ------
Income before income taxes                               5,840         4,738        11,452         8,221

Income taxes                                             2,307         1,907         4,524         3,340
                                                        ------        ------       -------        ------
Net income                                            $  3,533      $  2,831     $   6,928      $  4,881
                                                        ======        ======       =======        ======
Net income per common share, basic                    $   0.29 (1)  $   0.25     $    0.57 (1)  $   0.46
                                                        ======        ======       =======        ======
Net income per common share, diluted                  $   0.26 (1)  $   0.23     $    0.51 (1)  $   0.42
                                                        ======        ======       =======        ======
Denominator for basic earnings per share,
weighted average common shares                          12,378        11,536        12,299        10,582
                                                        ======        ======       =======        ======
Denominator for diluted earnings per share,
weighted average common shares assuming
conversions                                             13,797        12,349        13,864        11,608
                                                        ======        ======       =======        ======


    (1) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Reconciliation of GAAP Net income to
Adjusted net income
-------------------
(In thousands, except for per share data)

                                                            (Unaudited)       (Unaudited)
                                                            Three Months       Six Months
                                                               Ended             Ended
                                                           June 30, 2003     June 30, 2003
                                                           -------------     -------------
GAAP Net income                                               $ 3,533           $ 6,928

Adjustments:
 Costs of credit facility termination and corporate
    structure reorganization                                      826               826
 Costs of pharmacy consolidation and executive
    terminations                                                    -             2,713
                                                               ------            ------
 Subtotal                                                         826             3,539

 Tax benefit                                                     (326)           (1,398)
                                                               ------            ------
Adjusted net income                                           $ 4,033           $ 9,069
                                                               ======            ======


Reconciliation of GAAP Net income per common share,
diluted to Adjusted net income per common share, diluted
--------------------------------------------------------

GAAP net income per common share, diluted                     $  0.26 (1)       $  0.51 (1)

Adjustments:
 Costs of credit facility termination and corporate
    structure reorganization                                     0.06              0.06
 Costs of pharmacy consolidation and executive
    terminations                                                    -              0.19
                                                               ------            ------
Subtotal                                                         0.06              0.25

Tax benefit                                                     (0.02)            (0.10)
                                                               ------            ------
Adjusted net income per common share, diluted                 $  0.30 (1)       $  0.66 (1)
                                                               ======            ======
Denominator for diluted earnings per share,
weighted average common shares assuming
conversions                                                    13,797            13,864
                                                               ======            ======


    (1) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information

Condensed Consolidated Balance Sheets
-------------------------------------
(Dollars in thousands)

                                                        (Unaudited)
Assets                                                 June 30, 2003       December 31, 2002
                                                       -------------      ------------------
Current assets:
  Cash and cash equivalents                              $     998             $   2,643
  Accounts receivable, net                                  40,640                36,438
  Deferred tax assets                                        3,088                 2,957
  Inventories                                               10,307                12,766
  Prepaids and other current assets                          2,483                 2,212
                                                           -------               -------
     Total current assets                                   57,516                57,016

  Property and equipment, net                                5,259                 3,284
  Goodwill and intangibles                                 148,456               125,165
  Other long-term assets                                     1,732                   979
                                                           -------               -------
     Total assets                                        $ 212,963             $ 186,444
                                                           =======               =======

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                       $  21,583             $  21,786
  Accrued expenses                                          10,540                11,579
  Current portion long term liabilities                      7,138                 6,102
                                                           -------               -------
     Total current liabilities                              39,261                39,467

  Long-term liabilities                                     44,115                26,076

  Stockholders' equity                                     129,587               120,901
                                                           -------               -------
     Total liabilities and stockholders' equity          $ 212,963             $ 186,444
                                                           =======               =======




     Editors Note: This release is also available on the Internet over the
                   World Wide Web at: http://www.curative.com
                                      -----------------------
                                      # # #